UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MOLSON COORS BEVERAGE COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MOLSON COORS BEVERAGE COMPANY

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2025

On April 2, 2025, Molson Coors Beverage Company (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) relating to its Annual Meeting of Stockholders to be held on May 14, 2025 (the “2025 Annual Meeting”). This supplement (the “Supplement”) should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information set forth herein, all information set forth in the Proxy Statement remains unchanged.

On April 14, 2025, the Company issued a press release announcing that Gavin D.K. Hattersley, the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors (the “Board”), informed the Company and the Board that he intends to retire from the Company and as a member of the Board, in each case, by December 31, 2025 (the “Retirement”). Mr. Hattersley is a nominee for election as a Class A director at the 2025 Annual Meeting. The text of the press release is included below.

Molson Coors Beverage Company CEO Gavin Hattersley Announces Plans to Retire by End of 2025;

Board Launches Search Process

Apr. 14, 2025 --GOLDEN, Colo. & MONTREAL--(BUSINESS WIRE)--Molson Coors Beverage Company (“Molson Coors” or the “Company”) (NYSE: TAP, TAP.A; TSX: TPX.A, TPX.B) today announced that after 28 years in the beer industry, including over six years as President and CEO of Molson Coors Beverage Company, Gavin Hattersley has informed the Company and the Board of Directors (the “Board”) that he intends to retire from the Company and as a member of the Board, in each case, by December 31, 2025.

In accordance with the Company’s established governance policies, the Board is launching a search led by the Governance Committee to identify and appoint the next CEO. The Committee will benefit from its existing CEO-succession process and will consider internal and external candidates. A nationally recognized search firm will assist the Committee through the process.

“Gavin has been a steady hand at the wheel as CEO, navigating through incredible challenges that no one could ever have predicted while guiding our Company to growth, strengthening our foundation, and setting us up for an even brighter future to come,” said Board Chair Geoff Molson. “Our business today stands on the shoulders of the many generations of the Molson and Coors families who have come before us. Gavin has lived up to their rich legacy, and he will retire having left an indelible mark on our business and the global beer industry. We are incredibly appreciative of his leadership.”

“Gavin has always been a leader you can count on to operate with integrity, share his views openly and honestly, bring teams together, and do what’s best for the business,” said Board Vice-Chair David Coors. “Whether it’s our people or our partners, Gavin’s leadership has helped everyone around our business be their best, and he’s put our Company on a path to an even brighter future. I want to thank Gavin for his many years of service, his leadership and his passion for our collective success.”

Hattersley will retire having built a reputation as a leader with high integrity and will leave a legacy of leading with a steady hand during times of external challenge and change. Having entered the beer industry with South African Breweries (SAB) in 1997, Hattersley served in leadership roles at SABMiller, MillerCoors and Molson Coors. When SAB acquired Miller in 2002, he was the first South African to move into the U.S. business, and he has been one of the key leaders who helped grow the business. Since then, the Company has grown both its top and bottom line substantially, reaching annual net sales revenue of $11.6 billion and underlying income before income taxes of $1.6 billion in 2024.

He was also heavily involved in the creation of the MillerCoors U.S. joint venture in 2008, serving as the business’s first CFO and later its CEO. Hattersley became CEO of Molson Coors in September 2019 and has led the Company to its strongest position since it was formed – returning the Company to growth under his Revitalization Plan and building on that growth with his Acceleration Plan.

In those six years, Molson Coors has delivered its two highest years of annual net sales revenue and its two highest years of underlying income before income taxes. The Company has reduced its net debt by nearly 40% since the end of 2019 and improved the balance sheet to its strongest position since the MillerCoors acquisition in 2016. It has premiumized its global portfolio and begun its transformation into a total beverage company. Hattersley also forged multiple partnerships in beer, including a joint venture with D.G. Yuengling and Sons, and beyond beer, including a relationship with The Coca-Cola Company and the commercialization rights to Fever-Tree in the U.S. Yet, he will contend that he is most proud of the amazing team he has helped create and the careers he has helped develop.

“We have accomplished so much over the past six years and one thing I’m certain of is that none of it would have been possible without each of the 16,000 people across our business,” said Hattersley in a message to Molson Coors employees. “You built the plans. You brought them to life. You pushed in the right places. You saw what others didn’t. You were willing to take smart risks, to live up to the rich history of our brands while building for an even brighter future. Whether you are on the Leadership Team or are just getting started in your career here, whether you work in the field, in our offices or in a brewery, whether you are in our largest market or our smallest, you are responsible for our success and you are leading Molson Coors to a brighter future.”

The Board’s intention is for the next CEO to build upon the successes of Hattersley’s Revitalization and Acceleration Plans, continuing to strengthen the Company’s core brands, premiumize its portfolio, expand beyond beer, and invest in the Company’s capabilities and people to achieve its long-term growth ambitions.

ABOUT MOLSON COORS BEVERAGE COMPANY

For more than two centuries, Molson Coors has brewed beverages that unite people for all life's moments. From our core power brands Coors Light, Miller Lite, Coors Banquet, Molson Canadian, Carling, and Ožujsko to our above premium brands including Madrí Excepcional and Staropramen, Blue Moon Belgian White and Leinekugel’s Summer Shandy, to our economy and value brands like Miller High Life and Keystone Light, Molson Coors produces some of the most beloved and iconic brands. While Molson Coors’ history is rooted in beer, it offers a modern portfolio that expands beyond the beer aisle as well, including flavored beverages like Vizzy Hard Seltzer, spirits like Five Trail whiskey and non-alcoholic beverages. Molson Coors also has partner brands, such as Simply Spiked, ZOA Energy, among others, through license, distribution, partnership and joint venture agreements. As a business, our ambition is to be the first choice for our people, our consumers and our customers, and our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions. To learn more about Molson Coors Beverage Company, visit molsoncoors.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” and variations of such words and similar expressions are intended to identify forward-looking statements. From time to time, the Company may also provide oral or written forward-looking statements in other materials the Company releases to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements by each of the Board Chair and the Board Vice-Chair and the contributions of the new CEO. In addition, statements that the Company makes in this press release that are not statements of historical fact may also be forward-looking statements.

Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

MEDIA CONTACT:
Rachel Gellman Johnson, Senior Director, Corporate Reputation
rachel.gellmanjohnson@molsoncoors.com

INVESTOR RELATIONS CONTACT:
Traci Mangini, Vice President, Investor Relations
traci.mangini@molsoncoors.com

* * * * * *

On April 14, 2025, the Company filed a Current Report on Form 8-K in connection with the Retirement. The Retirement disclosure provided under Item 5.02 of the Current Report on Form 8-K is included below.

On April 12, 2025, Gavin D.K. Hattersley, President and Chief Executive Officer of Molson Coors Beverage Company (the “Company”) and a member of the Company’s Board of Directors (the “Board”), informed the Company and the Board that he intends to retire from the Company and as a member of the Board, in each case, by December 31, 2025 (the “Retirement”). Mr. Hattersley’s decision to retire was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

* * * * * * *

This Supplement has been filed with the Securities and Exchange Commission and first made available to stockholders on April 14, 2025.